Exhibit 99.1
Press Release

Company Contact:                      Investor Relations Contact:
Mr. William C. Morro, CEO               Mr. Crocker Coulson, President
InterAmerican Group, Inc.                 CCG Investor Relations
Phone: 312-957-4172                   Phone: +1-646-213-1915 (NY Office)
Email: wmorro@interamerican-group.com   Email: crocker.coulson@ccgir.com
www.cncdev.com

For Immediate Release

InterAmerican Acquisition Group & China New Cities Development
Announce Favorable Changes to Sing Kung Acquisition Terms

•	IAQG Public Shareholder Stake to be Doubled at Closing by:

-	Reducing Sing Kung common shares outstanding;

-	Adjusting conversion ratio for Sing Kung convertible preferred stock; and

-	Lowering IAQG founders’ interests.

•	Pro Forma Earnings Guidance Reaffirmed for 2008 & 2009 but 2009 Incentive Share Issuance Eliminated

•	Details To Be Presented At Rodman & Renshaw Annual Global Investment Conference

San Diego November 10, 2008 – InterAmerican Acquisition Group Inc. (OTC BB: IAQG; IAQGW; IAQGU) and its wholly-owned subsidiary, CNC Development Ltd. (“China New Cities Development”) announced today that an agreement-in-principle has been reached among the founders of InterAmerican Acquisition Group, Inc. (“IAG”) and a requisite majority of Sing Kung Limited (“Sing Kung”) common and preferred stockholders that would reduce the consideration paid for the acquisition of Sing Kung by 55%. As described below, other aspects of the agreement would further enhance the post-closing economics for the current public stockholders of IAG.  Documentation and approval of these changes by the parties’ boards of directors are pending and are expected to be finalized within the week.

Revised Consideration/Improved Valuation

The revised transaction remains an all-stock purchase of Sing Kung common shares.   The previously announced exchange offer to the Sing Kung common and preferred stockholders who are not parties to the stock purchase agreement will not be affected. As a result, IAG still anticipates that it will be able to acquire 100% of Sing Kung’s stock in the transaction.  The revised post-transaction stock outstanding at closing will be as follows, assuming full participation in the exchange offer:

	Common Shares	Percent

Current Sing Kung common stockholders	20,919,487	68%
Current Sing Kung preferred stockholders	2,685,774	9%
InterAmerican public stockholders	5,750,000	19%
InterAmerican founders	1,305,850	4%

Total	30,661,111	100%

The above figures assume that none of IAG’s 6,750,000 warrants having a $5.00 strike price are exercised.  Assuming a $7.85 closing value for the common stock, those warrants would add 2,450,637 shares to the capital structure under the treasury method.

Assuming the combined business meets its earnings targets, the modified deal pricing would result in EPS of $1.15 for 2008 and $1.69 for 2009, inclusive of warrants calculated using the treasury method.  After adjusting for IAG’s cash (all of which will remain in the combined company at closing), the current-year and forward (2009) P/E ratios will be 5.7X and 3.9X respectively under the revised structure, assuming that IAG shares are valued at the amount of cash per share in trust ($7.85) and warrants are included based the treasury method.

Reduced Incentive Shares

In addition to the reductions in stock outstanding at closing, Sing Kung’s management has agreed to maintain its after-tax profit targets related to its earn-out shares from 2008 through 2012 and to forego any incentive share distribution opportunity in 2009 (based on 2008 earnings).

Year	2008	2009	2010	2011	2012
Net-Income Targets	$38,000,000	$56,000,000	$80,000,000	$112,000,000	$151,000,000
Revised Incentive Shares	-	-	3,100,000	3,100,000	3,100,000

Note: incentive shares to be issued in year shown if prior year net income target met.

Company to Benefit From China Stimulus Package

Sing Kung is a leading project integrator for the planning, financing and development of turnkey infrastructure projects for municipalities in the People’s Republic of China (“PRC”).   As such it is ideally positioned to benefit from the Chinese government’s recently announced $586 billion economic stimulus package.

In commenting on the restructuring, Sing Kung’s CEO remarked, “We recognize that the transaction needs to be in line with market valuations at the time of the vote.  The revised deal terms accomplish this for the current market conditions.  The Sing Kung shareholders agreed to make this adjustment now rather than waiting on a market recovery because they believe that closing the transaction quickly will give the combined company immediate opportunities to build future value that greatly exceeds the concessions made.  Our local government clients wish to rely more heavily on us to meet their infrastructure development goals.  Our intention is to work closely with IAG management to bring the deal to a vote before year end if possible.  This will put the company in the best possible position to respond to our clients and grow rapidly.”

Presentation at Rodman & Renshaw Conference

IAG and Sing Kung will be presenting at the Rodman & Renshaw Annual Global Investment Conference at 9:30am on November 11, 2008.  IAG’s CEO, William Morro will be making the presentation together with Sing Kung’s CFO, Yong Xu.  A copy of the presentation slides was filed by IAG on a Form 8-K and is available on the SEC’s website (http://www.sec.gov).

About IAG and CNC Development Ltd.

IAG was formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an unidentified operating business.  It formed a subsidiary, CNC Development Ltd. for the sole purpose of effecting a redomestication merger and acquiring Sing Kung.  IAG is located in San Diego, California with offices at 2918 Fifth Ave., Suite 209. Additional information about IAG and CNC Development Ltd. is available on the IAG website: http://iaaginc.com or in IAG’s public filings available from the SEC website: (http://www.sec.gov).

About Sing Kung Limited

Sing Kung Limited (BVI), through its PRC operating subsidiary, forms and leads consortiums to deliver comprehensive city planning and infrastructure build-outs to selected municipalities throughout China. The company’s “Build-Transfer” business model allows local governments to overcome financial and project management constraints and to quickly unlock economic development potential and property value.

Sing Kung employs unique capabilities and exceptional strategic relationships to deliver turnkey solutions to progressive cities that are expanding or redeveloping urban cores to meet explosive growth.  In addition to supporting its clients with municipal development strategies, detailed planning and fully-financed project implementation, the company also offers municipal government leaders support in obtaining long-term replacement financing and later-phase commercialization and project marketing. For more information, please refer to http://www.cncdev.com.

Forward-looking Statements

Additional information regarding IAG, Sing Kung and China New Cities Development is contained in the Form S-4 registration statement that IAG and China New Cities Development jointly filed with the Securities and Exchange Commission on November 7, 2008. A copy of the filing in its entirety is available at http://www.sec.gov.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about IAG, Sing Kung and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of IAG's and Sing Kung's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Sing Kung is engaged; cessation or changes in government incentive programs: fluctuations in customer project schedules and requirements; intensity of competition from other providers of urban and infrastructure planning and construction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the filings with the Securities and Exchange Commission, and the registration statement on Form S-4 of IAG and its BVI subsidiary, CNC Development Ltd. (SEC File No. 333-152977 and 333-152977-01, respectively). The information set forth herein should be read in light of such risks. Neither IAG nor Sing Kung assumes any obligation to update the information contained in this press release.

In connection with the pending transaction, IAG and China New Cities Development filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus for the stockholders of IAG. The stockholders of IAG are urged to read the proxy statement/prospectus, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about Sing Kung, China New Cities Development, IAG and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of IAG after the registration statement on Form S-4 is declared effective by the SEC. IAG stockholders will be able to obtain the registration statement (and proxy materials contained therein) and any other relevant filed documents for free at the SEC's website (http://www.sec.gov ). When effective, these documents can also be obtained without charge from IAG by directing a request to Ana Ponce, c/o InterAmerican Group, 2918 Fifth Ave., Suite 209, San Diego, CA 92103.

China New Cities Development, IAG and their respective directors and officers may be deemed to be participants in the solicitation of approvals from IAG stockholders in respect of the proposed transaction. Information regarding IAG's participants will be available in the proxy statement /prospectus. Additional information regarding the interests of such participants will be included in the registration statement containing the proxy statement/prospectus.

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